                                                                      Exhibit 11

Computation of Earnings Per share

         Basic earnings per share are calculated based on the total weighted average number of shares of common stock outstanding during the period and excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share gives effect to all potentially dilutive common shares that were outstanding during the period.

         The following table sets forth the computation of basic and diluted earnings per share -

                                                                                 2002                2001                2000
                                                                            ----------------    ----------------    ---------------
Numerator-
  Net income -
     Basic and Diluted                                                           $1,076,000           $ 452,000         $1,224,000
                                                                            ================    ================    ===============

Denominator -
   Weighted average common shares outstanding - Basic                             7,809,834           7,914,135          8,160,546
    Incremental shares from assumed conversions of stock options                        234                   -                  -
                                                                            ----------------    ----------------    ---------------
    Weighted average common shares outstanding - Diluted                          7,810,068           7,914,135          8,160,546
                                                                            ================    ================    ===============

Basic earnings per share                                                           $   0.14             $  0.06            $  0.15
                                                                            ================    ================    ===============
Dilute earnings per shares                                                         $   0.14             $  0.06            $  0.15
                                                                            ================    ================    ===============